Exhibit 10.27

THE NOTE OFFERED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND HAS NOT BEEN QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. THE NOTE CANNOT BE OFFERED, SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION OR QUALIFICATION UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS THEN AVAILABLE.

THIS NOTE IS SUBJECT TO THE TERMS OF AN INTERCREDITOR AGREEMENT DATED APRIL 26, 2010 BY AND AMONG FVA VENTURES, INC, A CALIFORNIA CORPORATION, ROPART ASSET MANAGEMENT FUND II, LLC, A DELAWARE LIMITED LIABILITY COMPANY, VISALUS HOLDINGS LLC, A DELAWARE LIMITED LIABILITY COMPANY, RYAN BLAlR, NICK SARNICOLA, BLAKE MALLEN AND BLYTH VSH ACQUISITION CORPORATION, A DELAWARE CORPORATION.

THIS AMENDED AND RESTATED PROMISSORY NOTE AMENDS AND RESTATES, BUT DOES NOT EXTINGUISH, EXCEPT TO THE EXTENT MODIFIED HEREIN, THAT ..CERTAIN PROMISSORY NOTE DATED FEBRUARY 1, 2010, IN THE ORIGINAL PRINCIPAL AMOUNT OF $3,600,000.00 (THE “ORIGINAL NOTE”) DELIVERED BY THE DEBTOR TO THE HOLDERS. ACCORDINGLY, ITS ISSUANCE SHALL NOT AFFECT THE PRIORITY OF ANY SECURITY INTEREST OR LIEN GRANTED IN CONNECTION WITH THE ORIGINAL NOTE.

AMENDED AND RESTATED

PROMISSORY NOTE

$1,200,000.00	Effective February 1, 2010 (amended as of April 26, 2010) Los Angeles, CA

FOR VALUE RECEIVED, the undersigned, FVA VENTURES, INC., a California C corporation (the “Debtor”), promises to pay to the order of ROPART ASSET MANAGEMENT FUND II, LLC (“RAM”), on the behalf, and for the collective benefit, of RAM, RYAN BLAIR, NICK SARNICOLA, and BLAKE MALLEN (collectively, the “Holders” or “Lender Parties”), in lawful currency of the United States of America, the principal sum of [ONE MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($1,200,000.00)], pursuant to the terms of this Promissory Note (“Note”), together with interest at a rate equal to ten percent (10%) per annum on the outstanding principal balance of the Lender Funding (as hereinafter defined).

For the purposes of this Note, the term “Lender Funding” shall initially mean Nine Hundred Thousand and No/1 00 ($900,000.00} Dollars, subject to reduction for prepayment(s) as set forth in Paragraph 1b and 3 hereof.

1.	PAYMENTS AND INTEREST.

a.	Computation. Interest will be computed on the basis of a 360-day year and a 30-day month.

b.

Interest Rate and Prepayments. This Note shall bear interest at the rate of ten percent (10%) per annum on the outstanding balance of the Lender Funding. Except as specified in Paragraph 3 of this Note, any prepayments made under this Note (excluding Interest Payments pursuant to subparagraph c. below), shall be first applied to any costs or expenses due hereunder, then to any accrued and unpaid interest on the Lender Funding, then to the outstanding principal balance due hereunder other than the Lender Funding, and then to the outstanding balance of the Lender Funding.

c.	Interest Payments. The interest on this Note shall be payable quarterly on the first Friday of the month following each quarter.

2.

SENIORITY. This Note and the debt evidenced hereby (the “RAM Loan”) is senior in all respects to all amounts owed by Debtor and/or ViSalus Holdings, LLC (“ViSalus”) to Blyth VSH Acquisition Corp. (“BTH VSH”), which exist as of the date hereof or which are yet to accrue pursuant to, or in connection with, those loans made by BTH VSH to Debtor in the principal amount of Three Million and No/100 ($3,000,000.00) Dollars pursuant to that certain Loan and Security Agreement dated as of July 30, 2008, as amended (collectively the “BTH Prior Loan”), and to all amounts owed by Debtor or ViSalus to Ropart Asset Management Fund, LLC, Ryan Blair, Nick Sarnicola, and/or Blake Mallen, which exist as of the date hereof or which are yet to accrue pursuant to, or in connection with, those unsecured loans made to Debtor in the approximate aggregate principal amount of Two Million Six Hundred Sixty Thousand and No/100 ($2,660,000.00) Dollars between the dates of December 12, 2008 and October 9, 2009 (collectively the “RAM Prior Loan”). The RAM Loan shall be pari passu with any amounts owed by Debtor and/or ViSalus to BTH VSH, pursuant to, or in connection with, that certain loan made by BTH VSH to Debtor in the principal amount of Three Hundred Thousand and No/100 ($300,000.00) Dollars, as evidenced by that certain Promissory Note dated April 26, 2010 (as amended, the “BTH Loan”).

3.

PRINCIPAL REDUCTION PAYMENT. Upon the funding of the BTH Loan, Debtor shall pay the Lender Parties the amount of Three Hundred Thousand and No/1 00 ($300,000.00) Dollars (the “Principal Reduction Payment”). Upon the Lender Parties’ receipt of the Principal Reduction Payment, the Lender Funding as defined herein shall be reduced to Six Hundred Thousand and No/100 ($600,000.00) Dollars, HOWEVER the principal balance due under this Note shall NOT be reduced by the Principal Reduction Payment, as the principal balance recited in this Note reflects the application of the Principal Reduction Payment.

4.

LOAN MATURITY. The entire principal balance, together with all accrued and unpaid interest and any other charges, advances, and fees, if any, outstanding hereunder shall be due and payable in full on February 28,2011, or upon the earlier acceleration of the Note (the “Maturity Date”).

5.

SECURITY. This Note and all obligations of Debtor hereunder are secured by any and all security agreements, pledge agreements, guaranties, mortgages, assignments and all other agreements given by Debtor or any third party to the Lender Parties in connection with the loan evidenced by this Note, including, but not limited to, the Subordination Agreement executed by BTH VSH, Guaranty of ViSalus, Security Agreement of Debtor, Intellectual Property Security Agreement of Debtor and ViSalus and Pledge Agreement of ViSalus, all dated as of February 1, 2010 (collectively the “RAM Collateral Documents”).

6.

DEFAULT. Debtor shall be in default if any of the following happens (each an “Event of Default”): (a) Debtor fails to make any payment when due under this Note; (b) Debtor or any guarantor fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or the Security Documents or (c) any representation or statement made or furnished to Lender Parties by Debtor or any Guarantor is false or misleading in any material respect.

7.

ACCELERATION. Upon the occurrence of an Event of Default, the Lender Parties may declare the entire unpaid principal balance under this Note and all accrued and unpaid interest immediately due and payable, without notice.

8.

ATTORNEYS’ FEES. The Debtor agrees to pay the following costs, expenses, and attorneys’ fees paid or incurred by the Holders, or adjudged by a court: (i) reasonable costs of collection, costs and expenses, and reasonable attorneys’ fees paid or incurred in connection with the collection or enforcement of this Note, whether or not suit is filed; and (ii) costs, expenses and reasonable attorneys’ fees incurred by the Holders in any action to enforce payment of this Note or any part of it, or which are incurred in connection with any action challenging the validity and/or priority of this Note.

9.

SEVERABILITY. If any provision of this Note is invalid by operation of any law or interpretation placed thereon by any court, this Note shall be construed as not containing such provision and all other provisions of this Note which are otherwise lawful shall remain in full force and effect, and to this end the provisions of this Note are declared to be severable.

10.

GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of California as those laws are applied to written contracts between residents of such jurisdiction to be performed within such jurisdiction and has been issued in reliance on Section 25118 of the California Corporations Code. ·

11.	ASSIGNMENT. The Holders shall not assign this Note without the prior written consent of the Debtor.

12.

FORBEARANCE NOT A WAIVER. No delay or omission on the part of the Holders in exercising any rights under this Note, on default by the Debtor, shall operate as a waiver of such right or of any other right under this Note or other agreements, for the same default or any other default.

13.

MANNER OF NOTIFICATION. Any notice to the Debtor provided for in this Note shall be given by personal delivery or by mailing such notice by first class or certified mail, return receipt requested, addressed to the Debtor at the address stated below, or to such other address as the Debtor may designate by written notice to the Holders. Any notice to the Holders shall be given by personal delivery or by mailing such notice by first class or certified mail, return receipt requested, to the Holders at the address stated below, or at such other address as may have been designated by written notice to the Debtor. Mailed notices shall be deemed delivered and received on the delivery date as shown on the postal return receipt or the receipt furnished by an independent courier service, and any notices transmitted by confirmed facsimile transmission will be deemed delivered and received as of the date of the transmission.

14.

TREATMENT OF NOTE. To the extent permitted by generally accepted accounting principles, the Debtor will treat, account and report this Note as a debt and not equity for all purposes and with respect to any returns filed with federal, state or local tax authorities.

15.

HEADINGS; REFERENCES. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

16.	GENERAL WAIVERS. To the extent permitted by law, Debtor waives presentment, demand for payment, notice of acceleration, intent to accelerate, protest, notice of dishonor and all other notices.

17.

MAXIMUM INTEREST RATE. Notwithstanding any other provision of this Note, Lender Parties shall never be entitled to charge, take or receive as interest on this Note any amount in excess of the highest rate to which Borrowers may lawfully agree in writing (“Maximum Rate”). If Lender Parties ever receive interest in excess of the Maximum Rate, the excess shall be considered a partial prepayment of the principal of the Note.

DEBTOR: FVA VENTURES, INC.
a California C Corporation

By:	/s/ John Tolmie
Name:	John Tolmie
Title:	Senior Vice President of Finance and Administration

Lender Parties Address(es):	Debtor Notice Address:

Ropart Asset Management Fund II, LLC	1607 E. Big Beaver Rd., Ste. 110
One East Weaver St.	Troy, Michigan 48084
Greenwich, CT
06831

Ryan Blair
ViSalus Sciences
6300 Wilshire Blvd., Suite 1440
Los Angeles, CA 90048

Nick Sarnicola
600 Broadway Avenue, N.W., Suite 244
Grand Rapids, MI 49504-7311

Blake Mallen
ViSalus Sciences
6300 Wilshire Blvd., Suite 1440
Los Angeles, CA 90048